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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-34360, 333-86098, 333-89666, 333-113557 and 333-119266 and Form S-8 (Nos. 333-120316, 333-119271, 333-118090, 333-104685, 333-69116, 333-52512, 333-95673, 333-92173, 333-58183, 333-77321, 333-66151, 333-02889, 333-00779, 033-43591 and 333-14241) of Adaptec, Inc. of our report dated June 13, 2006, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 13, 2006

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM